UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 2, 2012

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York		10573
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.” This information, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On August 2, 2012, The Navigators Group, Inc. issued a press release announcing its earnings for the second quarter of 2012. This press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the board of directors (the “Board”) of The Navigators Group, Inc. (the “Company”) appointed Saul Basch as an independent member of the Board, effective immediately. Mr. Basch began his career at Coopers & Lybrand with a concentration on insurance industry clients, ultimately acting as the Industry Leader and Senior Partner of the company’s Metropolitan New York Insurance Practice. He joined HSB Group, Inc. in 1995, ultimately serving as Vice Chairman, Chief Financial Officer and Treasurer. Mr. Basch retired from active employment with HSB Group, Inc. in 2012.

Mr. Basch has been appointed to the Audit Committee and the Finance Committee of the Board.

A copy of the Company’s press release, dated August 2, 2012, announcing Mr. Basch’s appointment is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

See Item 2.02, above.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Second Quarter Earnings Press Release dated August 2, 2012.

99.2	Press Release dated August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes
	Name:	Bruce J. Byrnes
	Title:	Senior Vice President and General Counsel

Date: August 3, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Second Quarter Earnings Press Release dated August 2, 2012.

99.2	Press Release dated August 2, 2012.